UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2009, Alliance One International, Inc. (“we” or “Alliance One”) completed a number of refinancing transactions, which are described below.

Senior Secured Credit Facility.

On July 2, 2009, we entered into a credit agreement with a syndicate of lenders providing for a senior secured credit facility (the “New Credit Facility”) maturing on September 30, 2012. This New Credit Facility replaced our existing $305 million revolving senior secured credit facility, which was scheduled to mature on September 30, 2010. The description of the New Credit Facility set forth herein is qualified in its entirety by reference to the credit agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

The initial lenders under the new credit agreement have provided commitments for borrowings of up to $270 million, and the credit agreement permits us to add an additional $55 million in lending commitments to the facility. We may seek to obtain up to $55 million of additional commitments, however, we can not assure you that we will seek or obtain such additional commitments. Borrowings under the New Credit Facility bear interest at an initial annual rate of LIBOR plus 2.50%, though the interest rate under the facility is subject to potential increase or decrease according to a consolidated interest coverage ratio pricing matrix. One of our primary foreign holding companies, Intabex Netherlands B.V. (“Intabex”), is a co-borrower under the facility, and borrowings by Alliance One, including obligations under outstanding letters of credit for the benefit of Alliance One, are limited to $200 million outstanding at any one time. One of our primary foreign trading companies, Alliance One International AG (“AOIAG”), is a guarantor of Intabex’s obligations under the credit agreement. Such obligations are also guaranteed by Alliance One and must be guaranteed by any of its material direct or indirect domestic subsidiaries.

Collateral. Alliance One’s borrowings under the New Credit Facility are secured by a first priority pledge of:

•	100% of the capital stock of any domestic subsidiary held directly by Alliance One or by any material domestic subsidiary;

•

100% of the capital stock of any material foreign subsidiaries held directly by Alliance One or any domestic subsidiary; provided that not more than 65% of the voting stock of any material foreign subsidiary is required to be pledged to secure obligations of Alliance One or any domestic subsidiary;

•

U.S. accounts receivable and U.S. inventory owned by Alliance One or its material domestic subsidiaries (other than inventory the title of which has passed to a customer and inventory financed through customer advances); and

•	Intercompany notes evidencing loans or advances Alliance One makes to subsidiaries that are not guarantors.

In addition, Intabex’s borrowings under the New Credit Facility are secured by a pledge of 100% of the capital stock of Intabex, AOIAG, and certain of Alliance One’s and Intabex’s material foreign subsidiaries.

Financial Covenants. The New Credit Facility includes certain financial covenants and required financial ratios, including:

•	a minimum consolidated interest coverage ratio of not less than 1.90 to 1.00;

•	a maximum consolidated leverage ratio for a respective period of no more than the amount set forth in the following table:

Period	Ratio
Fiscal quarter ended June 30, 2009	5.25 to 1.00
July 1, 2009 through and including September 30, 2009	5.50 to 1.00
October 1, 2009 through and including December 31, 2009	5.75 to 1.00
January 1, 2010 through and including March 31, 2010	5.50 to 1.00
April 1, 2010 through and including June 30, 2010	5.00 to 1.00
July 1, 2010 through and including September 30, 2010	5.10 to 1.00
October 1, 2010 through and including December 31, 2010	5.25 to 1.00
January 1, 2011 through and including March 31, 2011	4.50 to 1.00
April 1, 2011 through and including June 30, 2011	4.75 to 1.00
July 1, 2011 through and including September 30, 2011	5.00 to 1.00
October 1, 2011 through and including December 31, 2011	4.75 to 1.00
January 1, 2012 and thereafter	4.00 to 1.00

•	a maximum consolidated total senior debt to working capital amount ratio of not more than 0.80 to 1.00; and

•

a maximum amount of our capital expenditures of $75.0 million during the fiscal year ending March 31, 2010 and a maximum amount of our capital expenditures of $40.0 million in any fiscal year thereafter, with a one-year carry-forward for capital expenditures in any fiscal year below the maximum amount.

Certain of these financial covenants and required financial ratios adjust over time in accordance with schedules to the credit agreement.

Affirmative and Negative Covenants. The New Credit Facility also contains affirmative and negative covenants, including covenants that, subject to specified exceptions, limit our ability to, among other things:

•	incur additional indebtedness or amend the terms of certain existing indebtedness;

•	incur certain guarantees;

•	merge, consolidate or dispose of our assets, including equity interests of our subsidiaries;

•	grant liens on our assets;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	create certain dividend and payment restrictions on our subsidiaries;

•	repurchase, redeem or prepay subordinated debt or our Senior Notes due 2016;

•	make certain acquisitions or investments;

•	maintain uncommitted inventories in excess of specified levels;

•	agree to restrictions on our granting liens on our properties;

•	enter into transactions with our affiliates; and

•	enter into certain sale and leaseback transactions.

Senior Notes due 2016.

On July 2, 2009, we issued $570 million principal amount of our 10% Senior Notes due 2016 (the “Senior Notes”) pursuant to an Indenture (the “Senior Notes Indenture”) dated July 2, 2009 among Alliance One, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent. The Senior Notes were priced at 95.177% of the face value, for gross proceeds of approximately $542.5 million and representing a yield to maturity of 11.0%.

The Senior Notes are our senior unsecured obligations and are senior in right of payment to our senior subordinated indebtedness and are pari passu in right of payment with our current and future senior indebtedness. The Senior Notes bear interest at a rate of 10% per year, payable semi-annually in arrears in cash on January 15 and July 15 of each year, beginning January 15, 2010, to holders of record at the close of business on the preceding January 1 and July 1, respectively. The Senior Notes mature on July 15, 2016. The description of the Senior Notes Indenture set forth herein is qualified in its entirety by reference to the Senior Notes Indenture, which includes the form of the Senior Notes, filed as Exhibit 4.1 hereto and incorporated by reference herein.

Subsidiary Guarantees. Each of our existing and future material domestic subsidiaries are required to guarantee the Senior Notes. We currently have no material domestic subsidiaries. Our foreign subsidiaries are not required to guarantee the Senior Notes. Accordingly, the Senior Notes were not guaranteed by any of our subsidiaries at the date of issuance.

Restrictive Covenants. The Senior Notes Indenture contains covenants that impose restrictions on our business. These covenants, which are subject to certain exceptions and limitations, restrict our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	pay dividends and make other restricted payments (including restricted investments);

•	sell assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates;

•	enter into certain sale and leaseback transactions;

•	create certain dividend and payment restrictions on our restricted subsidiaries; and

•	designate our subsidiaries as unrestricted subsidiaries.

Repurchase Right upon a Change of Control. If a change of control (as defined in the Senior Notes Indenture) occurs at any time, holders of the Senior Notes will have the right, at their option, to require us to repurchase all or a portion of the Senior Notes for cash at a price equal to 101% of the principal amount of Senior Notes being repurchased, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of repurchase.

Optional Redemption. On or after July 15, 2013, we may on any one or more occasions redeem all or a part of the Senior Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and additional interest, if any, on the Senior Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2013	105.000%
2014	102.500%
2015 and thereafter	100.000%

At any time prior to July 15, 2013, we may redeem the Senior Notes, in whole or in part, at a redemption price equal to the principal amount thereof plus a make-whole premium plus accrued and unpaid interest and additional interest, if any, to the redemption date. In addition, we may redeem up to 35% of the aggregate principal amount of the Senior Notes using net proceeds from certain equity offerings completed on or prior to July 15, 2012.

Registration Rights. In connection with the issuance of the Senior Notes, we entered into a registration rights agreement (the “Registration Rights Agreement”) in which we agreed to:

•

file a registration statement as soon as practicable, but no later than 180 days after the issue date, enabling holders of the Senior Notes to exchange the privately placed Senior Notes for publicly registered Senior Notes with identical terms;

•	use all commercially reasonable efforts to cause the registration statement to become effective as soon as practicable, but no later than 270 days after the issue date of the Senior Notes;

•	use all commercially reasonable efforts to consummate the exchange offer within 30 business days after the effective date of the registration statement; and

•

use all commercially reasonable efforts to file a shelf registration statement for the resale of Senior Notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

If the appropriate registration statement does not become or remain effective, or if the exchange offer is not completed, in each case within specified time periods, additional interest will accrue and be payable with respect to the Senior Notes. The description of the Registration Rights Agreement set forth herein is qualified in its entirety by reference to the Registration Rights Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Convertible Senior Subordinated Notes due 2014.

On July 2, 2009, we issued $100 million principal amount of our 5 1/2% Convertible Senior Subordinated Notes due 2014 (the “Convertible Notes”) pursuant to an Indenture (the “Convertible Notes Indenture”) dated July 2, 2009 among Alliance One, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and conversion agent. We granted the initial purchasers of the Convertible Notes an option to purchase up to an additional $15,000,000 aggregate principal amount of Convertible Notes within 13 days after the date of the original issuance of the Convertible Notes solely to cover over-allotments.

The Convertible Notes are our general unsecured obligations and are subordinated in right of payment to all of our existing and future senior debt, including the Senior Notes, and are pari passu in right of payment with all existing and future senior subordinated indebtedness. The Convertible Notes bear interest at a rate of 5 1/2% per year, payable semi-annually in arrears in cash on January 15 and July 15 of each year, beginning January 15, 2010, to holders of record at the close of business on the preceding January 1 and July 1, respectively. The Convertible Notes mature on July 15, 2014. The description of the Convertible Notes Indenture set forth herein is qualified in its entirety by reference to the Convertible Notes Indenture, which includes the form of the Convertible Notes, filed as Exhibit 4.2 hereto and incorporated by reference herein.

Conversion Rights. Holders may surrender their Convertible Notes, in integral multiples of $1,000 principal amount, for conversion into shares of our common stock at the then-applicable conversion rate until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion of the Convertible Notes, we will deliver on the third trading day following the relevant conversion date, a number of shares of our common stock equal to (i) the aggregate principal amount of Convertible Notes to be converted multiplied by (ii) the then applicable conversion rate for each $1,000 principal amount of Convertible Notes; provided, however, that for any conversion that occurs on or after the record date for the payment of interest on the Convertible Notes at maturity, we will deliver such shares on the maturity date. We will deliver cash in lieu of fractional shares based on the closing sale price of our common stock on the applicable conversion date (or, if the relevant conversion date is not a trading day, the next following trading day). The initial conversion rate for the Convertible Notes is 198.8862 shares of common stock per $1,000 principal amount of Convertible Notes. The conversion rate is subject to adjustment as provided in the Convertible Notes Indenture. In addition, upon the occurrence of certain fundamental changes (as defined in the Convertible Notes Indenture), a holder that converts its notes in connection with such a fundamental change may be entitled to receive a make-whole premium in the form of an increase in the conversion rate.

No Early Redemption. The Convertible Notes may not be redeemed at our election prior to the scheduled maturity date.

Repurchase Right upon Fundamental Change. If a fundamental change (as defined in the Convertible Notes Indenture) occurs at any time, holders of the Convertible Notes will have the right, at their option, to require us to repurchase all or a portion of the Convertible Notes for cash at a price equal to 100% of the principal amount of the Convertible Notes to be repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase.

Repurchase of Existing Notes.

On July 2, 2009, we applied a portion of the net proceeds from our sale of the Senior Notes and Convertible Notes to fund to the purchase approximately $467.5 million aggregate principal amount of our existing notes pursuant to an early settlement of our previously announced cash tender offer (the “Tender Offer”) for any and all of our 11% Senior Notes due 2012, 8 1/2% Senior Notes due 2012, 12 3/4% Senior Subordinated Notes due 2012, 9 5/8% Senior Notes due 2011, 7 3/4% Senior Notes due 2013 and 8% Senior Notes due 2012, Series B (collectively, the “Existing Notes”). On July 9, 2009, we applied a portion of the remaining net proceeds to fund the purchase of an additional $1,127,000 aggregate principal amount of Existing Notes in connection with the final settlement of the Tender Offer. The following table sets forth the principal amount of the Existing Notes outstanding at the commencement of the Tender Offer and the principal amount of the Existing Notes that we purchased:

Existing Notes	Issuer(1)	Principal Amount Outstanding	Principal Amount Purchased
11% Senior Notes due 2012	A	$264,381,000	$258,126,000
8 1/2% Senior Notes due 2012	A	$150,000,000	$120,365,000
12 3/4% Senior Subordinated Notes due 2012	A	$89,500,000	$82,105,000
9 5/8% Senior Notes due 2011	D	$3,437,000	$3,415,000
7 3/4% Senior Notes due 2013	D	$435,000	$375,000
8% Senior Notes due 2012, Series B	S	$6,285,000	$4,285,000

(1)	The issuer of a series of Existing Notes designated with an “A” is Alliance One International, Inc. In 2005, Standard Commercial Corporation (“Standard Commercial”) merged with and into DIMON Incorporated (“DIMON”), which changed its name to Alliance One International, Inc. The issuer of a series of Existing Notes designated with a “D” was originally DIMON and the issuer of a series of Existing Notes designated with an “S” was originally Standard Commercial.

Amendment of Certain Existing Notes.

On July 2, 2009, in connection with our early settlement of the Tender Offer with respect to our 11% Senior Notes due 2012, 8 1/2% Senior Notes due 2012 and 12 3/4% Senior Subordinated Notes due 2012 (the “Alliance One Notes”), certain previously announced amendments to the indentures governing the Alliance One Notes became operative and effective. As previously disclosed, these amendments eliminated substantially all of the restrictive covenants, eliminated requirements for subsidiary guarantees and requirements to conduct repurchase offers following certain events, including a change in control, modified redemption notice periods from 30 days to three business days, eliminated or modified certain events of default and certain conditions to defeasance of the Alliance One Notes, and eliminated or modified related provisions contained in the indentures governing the Alliance One Notes. The description of the supplemental indentures set forth herein are qualified in their entirety by reference to the supplemental indentures filed as Exhibits 4.3, 4.4 and 4.5 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On July 2, 2009, Alliance One issued $100 million aggregate principal amount of the Convertible Notes. The initial purchasers of the Convertible Notes received an aggregate discount of $3.0 million. The offer and sale of the Convertible Notes to the initial purchasers thereof was not registered under the Securities Act of 1933, as amended (the (“Securities Act”), in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities. The initial purchasers offered for resale the Convertible Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Alliance One relied on these exemptions from registration based in part on representations made by the initial purchasers. Based on the initial conversion rate of the Convertible Notes of 198.8862 shares of common stock per $1,000 principal amount of the Convertible Notes, the number of shares of our common stock issuable upon conversion of the Convertible Notes is approximately 19.9 million, subject to customary anti-dilution adjustments.

In connection with the private offering of the Convertible Notes, we entered into privately negotiated convertible note hedge transactions (the “convertible note hedge transactions”) with three counterparties, which include one initial purchaser of the Convertible Notes and affiliates of two other initial purchasers (the “hedge counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of our common stock that initially underlie the Convertible Notes sold on July 2, 2009. We paid an aggregate amount of approximately $34.88 million to the hedge counterparties for the convertible note hedge transactions. We also entered into privately negotiated warrant transactions (the “warrant transactions”) relating to the same number of shares of our common stock with the hedge counterparties.

The convertible note hedge transactions are expected to reduce the potential dilution with respect to our common stock upon conversion of the Convertible Notes in the event that the value per share of our common stock, as measured under the convertible note hedge transactions, during the applicable valuation period, is greater than the strike price of the convertible note hedge transactions, which corresponds to the initial conversion price of the Convertible Notes and is similarly subject to customary anti-dilution adjustments. If, however, the price per share of our common stock, as measured under the warrants, exceeds the strike price of the warrant transactions during the applicable valuation period, there would be dilution from the issuance of our common stock pursuant to the warrants. The warrants have a strike price of $7.3325, which is subject to customary anti-dilution adjustments. The warrants expire in daily installments commencing on October 15, 2014 and ending on April 8, 2015.

Alliance One offered and sold the warrants to the hedge counterparties in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. We relied on this exemption from registration based in part on representations made by the hedge counterparties to us. The warrants are exercisable for up to approximately 19.9 million shares of our common stock, subject to customary anti-dilution adjustments, with a maximum aggregate amount of approximately 39.8 million shares. We received an aggregate payment of approximately $15.13 million for the sale of the warrants.

Item 9.01	Exhibits.

Exhibit 4.1 – Indenture dated as of July 2, 2009 among Alliance One International, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent, relating to 10% Senior Notes due 2016

Exhibit 4.2 – Indenture dated as of July 2, 2009 among Alliance One International, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and conversion agent, relating to 5 1/2% Convertible Senior Subordinated Notes due 2014

Exhibit 4.3 – First Supplemental Indenture dated as of June 22, 2009 between Alliance One International, Inc. and Law Debenture Trust Company of New York, as Trustee, relating to 11% Senior Notes due 2012

Exhibit 4.4 – First Supplemental Indenture dated as of June 22, 2009 between Alliance One International, Inc. and Law Debenture Trust Company of New York, as Trustee, relating to 8 1/2% Senior Notes due 2012

Exhibit 4.5 – First Supplemental Indenture dated as of June 22, 2009 between Alliance One International, Inc. and Law Debenture Trust Company of New York, as Trustee, relating to 12 3/4% Senior Subordinated Notes due 2012

Exhibit 10.1 – Credit Agreement dated as of July 2, 2009 among Alliance One International, Inc., Intabex Netherlands B.V., Alliance One International AG, the lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent

Exhibit 10.2 – Registration Rights Agreement dated as of July 2, 2009 between Alliance One International, Inc. and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers, relating to 10% Senior Notes due 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2009

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Joel Thomas
Joel Thomas
Vice President – Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Indenture dated as of July 2, 2009 among Alliance One International, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent, relating to 10% Senior Notes due 2016

4.2	Indenture dated as of July 2, 2009 among Alliance One International, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and conversion agent, relating to 5 1/2% Convertible Senior Subordinated Notes due 2014

4.3	First Supplemental Indenture dated as of June 22, 2009 between Alliance One International, Inc. and Law Debenture Trust Company of New York, as Trustee, relating to 11% Senior Notes due 2012

4.4	First Supplemental Indenture dated as of June 22, 2009 between Alliance One International, Inc. and Law Debenture Trust Company of New York, as Trustee, relating to 8 1/2% Senior Notes due 2012

4.5	First Supplemental Indenture dated as of June 22, 2009 between Alliance One International, Inc. and Law Debenture Trust Company of New York, as Trustee, relating to 12 3/4% Senior Subordinated Notes due 2012

10.1	Credit Agreement dated as of July 2, 2009 among Alliance One International, Inc., Intabex Netherlands B.V., Alliance One International AG, the lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent

10.2	Registration Rights Agreement dated as of July 2, 2009 between Alliance One International, Inc. and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers, relating to 10% Senior Notes due 2016